Rule 424(b)(3)
                                              File No. 33-48128
Pricing Supplement:  8
                                              Dated:  2-March-99
(To Prospectus dated May 25, 1994, and
Prospectus Supplement dated June 15, 1995)


              E. I. du Pont de Nemours and Company

                   Medium-Term Notes, Series G
           Due Nine Months Or More From Date of Issue
                          (Fixed Rate)


DSE-CUSIP:               26353L HN4

Principal Amount:        $200,000,000

Interest Payment Date:   3/3/00

Issue Price:             100.00

Original Issue Date:     3/3/99

Maturity Date:           3/3/00

Interest Rate:           5.235%

Form:                    (X)  Book-Entry
                         ( )  Certificated

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Redemption:
  (X)  The Notes cannot be redeemed prior to Maturity Date.

  ( )  The Notes may be redeemed prior to Maturity Date.
         Initial Redemption Date:
         Initial Redemption Price:
         Annual Redemption Price Reduction:

Repayment:
  (X)  The Notes cannot be repaid prior to Maturity Date.

  ( )  The Notes may be repaid prior to Maturity Date.
         Initial Repayment Date:
         Initial Repayment Price
         Annual Repayment Price Reduction:

Discount Note:
  ( ) Yes     (X) No
  Total Amount of OID:
  Yield to Maturity:
  Initial Accrual Period OID:

Agent:  Morgan Stanley Dean Witter